   As filed with the Securities and Exchange Commission on June 13, 2001

                                                   Registration No. 333-________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                 ENTRUST, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                                         62-1670648
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

ONE PRESTON PARK SOUTH
4975 PRESTON PARK BOULEVARD, SUITE 400, PLANO, TEXAS            75093
(Address of Principal Executive Offices)                      (Zip Code)


          1999 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                           (Full Title of the Plan)


                               F. WILLIAM CONNER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ENTRUST, INC.
                            ONE PRESTON PARK SOUTH
                    4975 PRESTON PARK BOULEVARD, SUITE 400
                              PLANO, TEXAS 75093
                    (Name and Address of Agent for Service)

                                (972) 943-7300
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

========================================================================================================
       Title of                           Proposed Maximum
      Securities            Amount            Offering           Proposed Maximum         Amount of
        to be               to be               Price           Aggregate Offering      Registration
      Registered          Registered          Per Share               Price                  Fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01         8,100,000         $5.76(1)          $46,656,000(1)         $11,664
 par value                  shares
========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on June 12, 2001 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

================================================================================

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Non-Officer Employee Stock Incentive Plan, as amended (the "Plan"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference
               ---------------------------------------

               The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

               (1)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

               (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on August 3, 1998, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.   Description of Securities
               -------------------------

          Not applicable.

     Item 5.   Interests of Named Experts and Counsel
               --------------------------------------

          Not applicable.


     Item 6.   Indemnification of Directors and Officers
               -----------------------------------------

          Section 2-418 of the General Corporation Law of Maryland (the "Maryland Law") provides that, unless a corporation's charter includes a provision which restricts or limits the corporation's right to indemnify its officers and directors, the corporation may indemnify a director or officer with respect to proceedings instituted against such director or officer by reason of his or her service in that capacity, unless the act or omission in question was material and was committed in bad faith or was the result of active and deliberate dishonesty, unless the director or officer received an improper personal benefit or unless the director or officer had reasonable cause to believe that the act or omission was unlawful. The Registrant's Articles of Incorporation and Bylaws provide that the Registrant shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland Law and that the Registrant shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. However, nothing in the Articles of Incorporation or Bylaws of the Registrant protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of a proceeding, unless limited by charter, the Maryland Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

          Certain of the directors of the Registrant are also officers of Nortel Networks Limited ("NNC"), an indirect shareholder of the Registrant, and are serving on the Registrant's Board of Directors at the request of NNL. Pursuant, to NNL's Bylaws, NNL will indemnify its officers when they are acting at NNL's request as directors of a corporation of which NNL is a shareholder, provided that such officers acted honestly, in good faith and had reasonable grounds to believe their conduct was lawful.

     Item 7.   Exemption from Registration Claimed
               -----------------------------------

          Not applicable.

     Item 8.   Exhibits
               --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.   Undertakings
               ------------

          1.   The undersigned Registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas on this 13th day of June 2001.


                                 ENTRUST, INC.



                              By: /s/ F. William Conner
                                  -------------------------------------------
                                  F. William Conner
                                  President and Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Entrust, Inc. hereby severally constitute and appoint David L. Thompson and James D. Kendry, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Entrust, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                            TITLE                         DATE
                                      President, Chief Executive
/s/ F. William Conner                 Officer and Director (Principal
----------------------------------    Executive Officer)                      June 13, 2001
F. William Conner

                                      Executive Vice President,
                                      Finance and Administraion
                                      and Chief Financial Officer
/s/ David L. Thompson                 (Principal Financial                    June 13, 2001
-----------------------------------   and Accounting Officer)
David L. Thompson




/s/ James A. Thomson                    Chairman of the Board and          June 13, 2001
-----------------------------------     Director
James A. Thomson


/s/ Butler C. Derrick, Jr.              Director                           June 13, 2001
-----------------------------------
Butler C. Derrick, Jr.


/s/ Jawaid Ekram                        Director                           June 13, 2001
-----------------------------------
Jawaid Ekram


/s/ Terrell B. Jones                    Director                           June 13, 2001
-----------------------------------
Terrell B. Jones


/s/ Michael P. Ressner                  Director                           June 13, 2001
-----------------------------------
Michael P. Ressner


/s/ Christopher M. Stone                Director                           June 13, 2001
-----------------------------------
Christopher M. Stone


/s/ J. Alberto Yepez                    Director                           June 13, 2001
-----------------------------------
J. Alberto Yepez

                                 EXHIBIT INDEX


Exhibit
 Number         Description
--------        -----------

  4.1(1)  Articles of Amendment and Restatement of Charter of the Registrant

  4.2(1)  Amended and Restated By-Laws of the Registrant


  5       Opinion of Hale and Dorr LLP, Counsel to the Registrant

 23.1     Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2     Consent of Deloitte & Touche LLP

 24 Power of Attorney (included in the signature page of this Registration Statement)

 99       1999 Non-Officer Employee Stock Incentive Plan, as amended
---------------------------
(1) Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant's Registration Statement on Form S-1, as amended (File no. 333-57275), and incorporated herein by reference.